Exhibit 99.1

Contacts:	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com	Investor Relations Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com

Ikanos Communications Reports Results for Second Quarter 2008

Recent Highlights:

•	16% Quarterly Year-over-Year Revenue Growth;

•	Non-GAAP Net Income of $1.0M, Non-GAAP EPS of $0.03;

•	XAVi Selected Fusiv Vx180 Residential Gateways for North American and Europe Markets;

•	Mike Gulett Appointed President and CEO.

FREMONT, Calif., July 23, 2008 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband for the digital home, today reported its financial results for the second quarter ended June 29, 2008.

“I am pleased with our second quarter financial results as revenue grew 16% on a year-over-year basis, and we reported our third consecutive quarter of non-GAAP profits,” said Cory Sindelar, Ikanos’ chief financial officer. “Revenue grew quarter-over-quarter in Japan thanks to the rollout of NTTs Next Generation Network and IPTV service. Korea also remained strong. In addition, we made progress in a couple of key areas. We garnered a number of design wins with our Fusiv® Vx180 processor and continued to advance our GPON initiative, enabling us to address future fiber-to-the-home market opportunities.”

Financial Highlights:

Revenue in the second quarter of 2008 was $29.9 million compared with revenue of $29.7 million for the first quarter of 2008 and revenue of $25.7 million for the second quarter of 2007.

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, and certain expenses resulting from acquisitions such as amortization of intangible assets, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedule.

GAAP net loss for the second quarter of 2008 was $4.0 million, or $0.14 per share, on 29.3 million weighted average shares. This compares with a net loss of $4.8 million, or $0.16 per share, on 29.5 million weighted average shares in the first quarter of 2008 and with a net loss of $7.2 million, or $0.25 per share, on 28.4 million weighted average shares in the second quarter of 2007.

Non-GAAP net income for the second quarter of 2008 was $1.0 million, or $0.03 per diluted share, on 29.8 million weighted average shares. This compares with non-GAAP net income of $0.6 million, or $0.02 per diluted share, in the first quarter of fiscal 2008, and with a non-GAAP net loss of $2.9 million, or $0.10 per share, in the second quarter of 2007.

Revenue for the six months ended June 29, 2008 was $59.6 million, an increase of 18%, compared with the $50.3 million reported for the six months ended July 1, 2007.

GAAP net loss for the six months ended June 29, 2008 was $8.8 million, or $0.30 per share, on 29.4 million weighted average shares. This compares with a net loss of $16.2 million, or $0.58 per share, on 28.2 million weighted average shares for the year ago period.

Non-GAAP net income for the six months ended June 29, 2008 was $1.6 million, or $0.05 per share, compared with non-GAAP net loss of $7.5 million, or $0.26 per diluted share, for the year ago period. Weighted average shares used in computing non-GAAP net income (loss) per share were 30.7 million in 2008 and 28.2 million in 2007.

Leadership Change:

Ikanos announced the appointment of Michael Gulett to the position of president and CEO. Gulett has served on the Ikanos Board of Directors since 2003, and brings more than 30 years of semiconductor and technology industry experience to the Company. Gulett held a number of president and CEO positions in both publicly traded and privately held companies, including Tzero Technologies, Siliquent Technologies, ARC International, Virata Corporation and others. Gulett replaces former Ikanos president and CEO Michael A. Ricci, who is leaving the company and will pursue other interests.

Recent Highlights:

•

XAVi Technologies Corporation, a leading supplier of broadband residential gateways and customer premise equipment, has selected the Ikanos Fusiv Vx180 high-performance gateway processor for its VDSL2/ADSL2+ triple play residential gateways. The XAVi residential gateways will be sold globally, with a primary focus on the North American and European markets.

•

Ikanos demonstrated its gigabit passive optical network (GPON) technology at the ITU-T Interoperability Showcase at NXTcomm 2008. The Company participated in the interoperability demonstration with its integrated optical network terminal (ONT)/residential gateway (RG) technology. The technology combines gigabit ethernet gateway processing capabilities with an ITU-T G.984 standards-compliant GPON media-specific access control (MAC).

•	Elizabeth Fetter has been appointed to Ikanos’ board of directors.

Outlook:

•	Revenue is expected to be between $24 million and $26 million for the third quarter of 2008.

•

Non-GAAP gross margins are expected to be between 49% and 51% in the third quarter of 2008. GAAP gross margins in the third quarter of 2008 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of approximately $0.8 to $1.5 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $0.1 million.

•

Non-GAAP operating expenses are expected to be in the range of $15.5 to $16.5 million in the third quarter of 2008 and include an estimate for severance-related charges. GAAP operating expenses in the third quarter of 2008 will be higher, as they will include amortization of acquisition-related intangibles of $0.7 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of $2.8 to $3.5 million.

Second Quarter Fiscal Year 2008 Conference Call:

Management will review the second quarter of 2008 financial results and its expectations for subsequent periods at a conference call on July 23rd at 2:00 p.m. Pacific Standard Time. To listen to the call and view the accompanying slides, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial 706-902-1343 and enter pass code 55278114. The web cast will be archived and available through July 29, 2008 at http://ir.ikanos.com/ or by calling 706-645-9291 and enter pass code 55278114.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband solutions for the digital home. The company’s multi-mode VDSL2/ADSLx, network processor and other products power the access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2008 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, Arion, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, LoopNostics, Maximus, Palladia, RRA, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning Ikanos Communications, including statements regarding the demand for its products, customers’ expected deployment plans, expected revenue for the third quarter of 2008, expected gross margins for the third quarter of 2008, and expected operating expenses for the third quarter of 2008. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the ability of the Company to deliver full production releases of our newer products that are accepted by our customers, the continued demand by telecommunications service providers for ADSL and VDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, Ikanos’ continued ability to deliver production volumes of new products and technologies, our ability to generate demand and close transactions for the sale of our products, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Revenue	$29,855	$25,658	$59,552	$50,326
Cost of revenue	16,420	14,614	34,053	29,870

Gross margin	13,435	11,044	25,499	20,456

Operating expenses:
Research and development	11,571	12,421	23,234	25,032
Selling, general and administrative	6,270	7,027	12,140	14,141

Total operating expenses	17,841	19,448	35,374	39,173

Loss from operations	(4,406)	(8,404)	(9,875)	(18,717)
Interest income, net	466	1,344	1,242	2,625

Loss before income taxes	(3,940)	(7,060)	(8,633)	(16,092)
Provision for income taxes	33	102	124	154

Net loss	$(3,973)	$(7,162)	$(8,757)	$(16,246)

Basic and diluted net loss per share	$(0.14)	$(0.25)	$(0.30)	$(0.58)

Weighted average number of shares	29,308	28,404	29,426	28,209

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 29, 2008				Three Months Ended July 1, 2007
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$29,855	$—		$29,855	$25,658	$—		$25,658
Cost of revenue	16,420	(118	)(a)	14,835	14,614	(62	)(a)	14,117
		(763	)(b)			(435	)(b)
		(704	)(c)

Gross margin	13,435	(1,585)		15,020	11,044	(497)		11,541

Operating expenses:
Research and development	11,571	(1,471	)(a)	9,975	12,421	(1,921	)(a)	10,375
		(125	)(b)			(125	)(b)
Selling, general and administrative	6,270	(1,029	)(a)	4,453	7,027	(1,510	)(a)	5,288
		(788	)(b)			(229	)(b)

Total operating expenses	17,841	(3,413)		14,428	19,448	(3,785)		15,663

Income (loss) from operations	(4,406)	4,998		592	(8,404)	4,282		(4,122)
Interest income and other, net	466	—		466	1,344	—		1,344

Income (loss) before income taxes	(3,940)	4,998		1,058	(7,060)	4,282		(2,778)
Provision for income taxes	33	—		33	102	—		102

Net income (loss)	$(3,973)	$4,998		$1,025	$(7,162)	$4,282		$(2,880)

Net income (loss) per shares:
Basic	$(0.14)			$0.03	$(0.25)			$(0.10)
Diluted	$(0.14)			$0.03	$(0.25)			$(0.10)
Weighted average number of shares:
Basic	29,308			29,308	28,404			28,404
Diluted	29,308			29,759	28,404			28,404

Notes:

						Three Months Ended
						June 29, 2008		July 1, 2007
(a) Stock-based compensation						$2,618		$3,493
(b) Amortization of acquired intangible assets						1,676		789
(c) Fair value adjustment of acquired inventory
						704		—

						$4,998		$4,282

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended June 29, 2008				Six Months Ended July 1, 2007
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$59,552	$—		$59,552	$50,326	$—		$50,326
Cost of revenue	34,053	(237	)(a)	30,738	29,870	(87	)(a)	28,522
		(1,982	)(b)			(1,261	)(b)
		(1,096	)(c)

Gross margin	25,499	(3,315)		28,814	20,456	(1,348)		21,804

Operating expenses:
Research and development	23,234	(3,042	)(a)	19,632	25,032	(3,746	)(a)	21,036
		(250	)(b)			(250	)(b)
		(310	)(d)
Selling, general and administrative	12,140	(2,154	)(a)	8,698	14,141	(2,987	)(a)	10,696
		(1,288	)(b)			(458	)(b)

Total operating expenses	35,374	(7,044)		28,330	39,173	(7,441)		31,732

Income (loss) from operations	(9,875)	10,359		484	(18,717)	8,789		(9,928)
Interest income and other, net	1,242	—		1,242	2,625	—		2,625

Income (loss) before income taxes	(8,633)	10,359		1,726	(16,092)	8,789		(7,303)
Provision for income taxes	124	—		124	154	—		154

Net income (loss)	$(8,757)	$10,359		$1,602	$(16,246)	$8,789		$(7,457)

Net income (loss) per shares:
Basic	$(0.30)			$0.05	$(0.58)			$(0.26)
Diluted	$(0.30)			$0.05	$(0.58)			$(0.26)
Weighted average number of shares:
Basic	29,426			29,426	28,209			28,209
Diluted	29,426			30,731	28,209			28,209

Notes:

						Six Months Ended
						June 29, 2008		July 1, 2007
(a) Stock-based compensation						$5,433		$6,820
(b) Amortization of acquired intangible assets						3,520		1,969
(c) Fair value adjustment of acquired inventory						1,096		—
(d) In-process research and development						310		—

Total non-GAAP adjustments						$10,359		$8,789

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 29, 2008	December 30, 2007
Assets
Current assets:
Cash, cash equivalents and short-term investments	$70,772	$83,972
Accounts receivable, net	15,081	17,081
Inventory	12,934	13,025
Prepaid expenses and other current assets	2,877	3,192

Total current assets	101,664	117,270
Long-term investments	6,468	7,001
Property and equipment, net	11,934	13,916
Intangible assets, net	10,063	6,564
Goodwill	7,397	6,247
Other assets	3,007	2,158

	$140,533	$153,156

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,276	$12,852
Accrued liabilities	12,259	15,371

Total current liabilities	24,535	28,223
Stockholders’ equity	115,998	124,933

	$140,533	$153,156